EXHIBIT 99.1

MicroVision Announces Third Quarter 2018 Results

REDMOND, Wash., Oct. 25, 2018 (GLOBE NEWSWIRE) -- MicroVision, Inc. (NASDAQ:MVIS), a leader in innovative ultra-miniature projection display and sensing technology, today announced results for the quarter ended September 30, 2018.

Revenue for the third quarter of 2018 was $11.6 million, compared to $5.4 million for the third quarter of 2017. MicroVision's net profit for the third quarter of 2018 was $0.3 million, or $0.00 per share, compared to a net loss of $5.8 million, or $0.08 per share for the third quarter of 2017.

“I am pleased with the progress we made in Q3 while targeting Tier 1 technology leaders who have the capabilities to bring our innovative solutions to market. During the quarter, we completed the technology transfer to our display-only licencee that we announced in May and continue to make significant progress on our product development,” said Perry Mulligan, MicroVision’s Chief Executive Officer. “Based on the team’s execution, I believe we are positioned to potentially support the launch of three product families during the second half of 2019, which could position us to achieve profitability in late 2019. To support these product launches, we are now working with our module manufacturing partner to be ready for our 2019 sales opportunities and to minimize the associated working capital requirements,” Perry added.

The company has implemented Revenue Standard ASC 606 for the year beginning January 1, 2018. The Company transitioned to the new standard using the full retrospective approach, and per the standard, historical periods have been adjusted as if the new standard was in place for historical periods.

Financial Results Conference Call

The company will host a conference call today to discuss its third quarter 2018 results and current business operations at 5:00 p.m. ET/2:00 p.m. PT. Interested parties can listen to the company's conference call by accessing the MicroVision website’s Investor Events Calendar page or dialing 1-877-883-0383 (for U.S. participants) or 1-412-902-6506  (for participants outside the U.S.) ten minutes prior to the start of the call using pass code number 4343681. A replay webcast of the call will also be available from the MicroVision website’s Investor Events Calendar page.

About MicroVision

MicroVision is the creator of PicoP® scanning technology, an ultra-miniature sensing and projection solution based on the laser beam scanning methodology pioneered by the company. MicroVision’s platform approach for this sensing and display solution means that its technology can be adapted to a wide array of applications and form factors. We combine our hardware, software, and algorithms to unlock value for our customers by providing them a differentiated advanced solution for a rapidly evolving, always-on world.

Extensive research has led MicroVision to become an independently recognized leader in the development of intellectual property. MicroVision’s IP portfolio has been recognized by the Patent Board as a top 50 IP portfolio among global industrial companies and has been included in the Ocean Tomo 300 Patent Index. The company is based in Redmond, Washington.

For more information, visit the company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc or follow MicroVision on Twitter at @MicroVision.

MicroVision® and PicoP® are registered trademarks of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including those relating to executing milestones, progress on product development, future product and product applications, potential demand for MicroVision technology and products,  the potential launch of new products, support of module manufacturing partners, minimizing working capital, achieving profitability and those containing words such as “believe,” and “could,” are forward-looking statements that involve risks and uncertainties. Factors that could cause actual results to differ materially from those projected in the company's forward-looking statements include the following: our ability to raise additional capital when needed; products incorporating our PicoP display technology may not achieve market acceptance, commercial partners may not perform under agreements as anticipated, we may be unsuccessful in identifying parties interested in paying any amounts or amounts we deem desirable for the purchase or license of IP assets, our or our customers' failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; and other risk factors identified from time to time in the company's SEC reports, including the company's Annual Report on Form 10-K filed with the SEC. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

MicroVision, Inc.
Balance Sheet
(In thousands)
(Unaudited)
	September 30,	December 31,
	2018	2017

Assets
Current Assets
Cash and cash equivalents	$13,210	$16,966
Accounts receivable, net	5,044	15
Costs and estimated earnings in excess of billings on uncompleted contracts	1,080	680
Inventory	3,347	4,541
Other current assets	893	1,015
Total current assets	23,574	23,217

Property and equipment, net	2,954	3,251
Restricted cash	435	435
Intangible assets, net	515	602
Other assets	2,492	2,262
Total assets	$29,970	$29,767

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$1,631	$3,063
Accrued liabilities	5,719	5,864
Billings on uncompleted contracts in excess of related costs	1	5
Other current liabilities	10,027	10,142
Current portion of capital lease obligations	13	-
Total current liabilities	17,391	19,074

Capital lease obligations, net of current portion	27	-
Deferred rent, net of current portion	504	302
Other long-term liabilities	-	305
Total liabilities	17,922	19,681

Commitments and contingencies

Shareholders' Equity
Common stock at par value	93	79
Additional paid-in capital	546,123	528,873
Accumulated deficit	(534,168)	(518,866)
Total shareholders' equity	12,048	10,086
Total liabilities and shareholders' equity	$29,970	$29,767

MicroVision, Inc.
Statement of Operations
(In thousands, except earnings per share data)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017

Product revenue	$-	$2,253	$-	$2,298
License and royalty revenue	10,000	77	10,011	280
Contract revenue	1,572	3,095	5,763	4,754
Total revenue	11,572	5,425	15,774	7,332

Cost of product revenue	1,434	3,178	1,998	3,572
Cost of contract revenue	1,211	2,525	4,201	3,740
Total cost of revenue	2,645	5,703	6,199	7,312

Gross margin	8,927	(278)	9,575	20

Research and development expense	6,386	3,427	17,905	10,417
Sales, marketing, general and administrative expense	2,253	2,062	6,953	6,967
Total operating expenses	8,639	5,489	24,858	17,384

Income (loss) from operations	288	(5,767)	(15,283)	(17,364)

Other income (expense), net	1	5	(19)	(3)

Net income (loss)	$289	$(5,762)	$(15,302)	$(17,367)

Net income (loss) per share - basic	$0.00	$(0.08)	$(0.18)	$(0.25)
Net income (loss) per share - diluted	$0.00	$(0.08)	$(0.18)	$(0.25)

Weighted-average shares outstanding - basic	93,073	74,922	84,388	70,828
Weighted-average shares outstanding - diluted	93,204	74,922	84,388	70,828

Investor Relations Contacts

Ted Moreau
Darrow Associates, Inc.
608.298.7369
tmoreau@darrowir.com

or

David H. Allen
Darrow Associates, Inc.
408.427.4463
dallen@darrowir.com